Exhibit 23.1









INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation and its subsidiaries on Form S-3 of our reports dated February 22, 1999, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, included in Registration Statement No. 33-50785 on Form S-3, which is incorporated by reference in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

March 10, 1999
Philadelphia, Pennsylvania